Exhibit 3.1

FORM NO. 6	Registration No. 33273

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with the provisions of section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 3rd day of February, 2003

GeoPark Holdings Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 4th day of February, 2003

/s/ [ILLEGIBLE]
for Registrar of Companies